UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2009
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iPass Inc.
(Exact name of Registrant as specified in its charter)

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Delaware	000-50327	93-1214598
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3800 Bridge Parkway, Redwood Shores, California	94065
(Address of principal executive offices)	(Zip Code)

(650) 232-4100
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2009, iPass Inc. and Joel Wachtler, iPass’ Vice President of Marketing and Strategy, entered into a separation agreement pursuant to which Mr. Wachtler will receive, subject to a general release of claims becoming effective, certain severance benefits, including (i) a cash severance payment equal to six months of his base salary, less required deductions and withholdings, (ii) a cash severance bonus amount equal to one quarter of his target bonus under iPass’ annual bonus plan, less required deductions and withholdings, and (iii) COBRA health insurance premiums for up to twelve months under the group health insurance policies.  Mr. Wachtler’s last date of employment with iPass will be on March 31, 2009.

The foregoing summary of the separation agreement is qualified in its entirety by the separation agreement itself, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Joel Wachtler Separation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.

By:	/s/ Frank Verdecanna
	Name:	Frank Verdecanna
	Title:	Vice President and Chief Financial Officer (Principal Financial Officer)

Dated:  March 31, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	Joel Wachtler Separation Agreement